UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): May 26, 2026

National Health Investors, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive,
Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on April 21, 2026, National Health Investors, Inc. on behalf of itself and its affiliates identified in the Agreement (collectively, the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with NHC/OP, L.P., a Delaware limited partnership (the “Purchaser”) and a wholly-owned subsidiary of National HealthCare Corporation (“NHC”), on behalf of itself and its affiliates identified in the Agreement, each of which is a wholly-owned subsidiary of NHC (collectively, together with the Purchaser, the “Purchaser Parties”) to sell to the Purchaser Parties the land, facilities, and improvements, including 32 skilled nursing facilities and three independent living facilities (collectively, the “Property”), currently leased by the Purchaser Parties, as tenants, from the Company, as landlord, under a Master Agreement to Lease dated October 17, 1991, as amended, and those single Facility leases executed by the parties. The purchase and sale of the Property and other transactions contemplated by the Agreement are referred to herein as the “Transaction.”

The consummation of the Transaction is subject to the satisfaction or waiver of certain customary closing conditions including, among other things, the expiration or termination of the applicable waiting period and any extensions thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Waiting Period”). On May 26, 2026, the parties received early termination of the HSR Waiting Period.

On May 26, 2026, the Purchaser Parties provided notice to the Company that the Purchaser Parties waived their rights to terminate the Agreement during the Review Period (as defined in the Agreement). As a result, the Review Period ended on May 26, 2026.

The Company currently anticipates the closing of the Transaction will occur on or about July 1, 2026, subject to the satisfaction of the conditions set forth in the Agreement.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include the words “may”, “will”, “should”, “believe”, “anticipate”, “expect”, “intend”, “estimate”, “plan”, “project”, “target”, “likely” and words of similar substance. Such forward-looking statements include the expected completion and timing of the Transaction and other information relating to the Transaction. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those expressed in or contemplated by the forward-looking statements, including the following: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) risks related to the satisfaction of the conditions to closing the Transaction in the anticipated timeframe or at all; (iii) the occurrence of any event, change or other circumstance that could give rise to termination of the Agreement; (iv) negative effects of the announcement of the Transaction or the consummation of the Transaction on the market price of the Company’s common stock and on the Company’s operating results; and other risks described under the heading “Risk Factors” in Part I, Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Part II, Item 1A in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and other documents filed by the Company with the SEC. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any forward-looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by the Company in its periodic reports filed with the SEC, including the risk factors and other information in the above referenced Annual Report on Form 10-K. Copies of these filings are available at no cost on the SEC’s web site at https://www.sec.gov or on the Company’s website at www.nhireit.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ John L. Spaid
Name:	John L. Spaid
Title:	Chief Financial Officer

Date: June 1, 2026